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                                                                   Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                            THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CALYPTE BIOMEDICAL CORPORATION


         CALYPTE BIOMEDICAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That at a meeting of the Board of Directors of CALYPTE BIOMEDICAL CORPORATION, resolutions were duly adopted by unanimous written consent dated March 28, 2003, setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "IV", so that, as amended, said paragraph shall read as follows:

         "IV:
                  The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.03 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000 and the number of Preferred Stock authorized is 5,000,000."

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


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         FIFTH:   That said amendment shall become effective on May 27, 2003.


         IN WITNESS WHEREOF, said CALYPTE BIOMEDICAL CORPORATION has caused this certificate to be signed by its Executive Chairman of the Board this 20th day of May, 2003.




                                             /s/Anthony J. Cataldo
                                             ------------------------------
                                             Anthony J. Cataldo
                                             Executive Chairman of the Board




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                            CERTIFICATE OF CORRECTION

                                       OF

                         CALYPTE BIOMEDICAL CORPORATION

         Pursuant to Section 103(f) of Title 8 of the Delaware Code of 1953, as Amended


         I, the undersigned, being the Executive Chairman of the Board of Calypte Biomedical Caorporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY
CERTIFY:


         RESOLVED, that
         a) In  the  Certificate  of  Amendment  of  the  Amended  and  Restated
Certificate of Incorporation of this corporation, filed with the Secretary of State on May 22, 2003, within the resolution setting forth the amendment of the par value of the Common Stock of the corporation, reference to the resolution authorizing a reverse stock split was inadvertently and incorrectly omitted, and

         b) In the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of this corporation, the effective date of the amendment inadvertently was set forth incorrectly, therefore,


         Paragraphs FIRST and FIFTH of the Amended and Restated Certificate of Incorporation should be corrected to read as follows:


         "FIRST:  That  at a  meeting  of the  Board  of  Directors  of  CALYPTE
BIOMEDICAL CORPORATION, resolutions were duly adopted by unanimous written consent dated March 28, 2003, setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:


         RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "IV", so that, as amended, said paragraph shall read as follows:


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         `IV:
                  The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.03 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 805,000,000 shares. The number of shares of Common Stock authorized is 800,000,000 and the number of Preferred Stock authorized is 5,000,000.`


         IT IS FURTHER RESOLVED that CALYPTE BIOMEDICAL CORPORATION be and hereby is authorized and directed to cause a one for thirty (1:30) reverse stock split of the issued and outstanding Common Shares, which reverse stock split shall increase the par value of the Common Shares from $0.001 to $0.03 and decrease the number of issued and outstanding shares of Common Stock by one-thirtieth, but shall have no effect on the 800,000,000 shares of authorized Common Stock."


         "FIFTH:  That said amendment shall become effective on May 28, 2003."




         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27th day of May, 2003





/s/ Anthony J. Cataldo
------------------------
Anthony J. Cataldo
Executive Chairman of the Board

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